                                                                SUB-ITEM 77Q1(E)

                                 AMENDMENT NO. 3

                                       TO

                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of February 12, 2010, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Tax-Exempt Funds, a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to add the following portfolios - Invesco Municipal Fund, Invesco Tax-Exempt Securities Fund, Invesco Van Kampen California Insured Tax Free Fund, Invesco Van Kampen High Yield Municipal Fund, Invesco Van Kampen Insured Tax Free Income Fund, Invesco Van Kampen Intermediate Term Municipal Income Fund, Invesco Van Kampen Municipal Income Fund and Invesco Van Kampen New York Tax Free Income Fund;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

                                                              EFFECTIVE DATE OF
NAME OF FUND                                                 ADVISORY AGREEMENT
------------                                                 ------------------
AIM High Income Municipal Fund                               June 1, 2000
AIM Tax-Exempt Cash Fund                                     June 1, 2000
AIM Tax-Free Intermediate Fund                               June 1, 2000
Invesco Municipal Fund                                       February 12, 2010
Invesco Tax-Exempt Securities Fund                           February 12, 2010
Invesco Van Kampen California Insured Tax Free Fund          February 12, 2010
Invesco Van Kampen High Yield Municipal Fund                 February 12, 2010
Invesco Van Kampen Insured Tax Free Income Fund              February 12, 2010
Invesco Van Kampen Intermediate Term Municipal Income Fund   February 12, 2010
Invesco Van Kampen Municipal Income Fund                     February 12, 2010
Invesco Van Kampen New York Tax Free Income Fund             February 12, 2010

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                         AIM TAX-FREE INTERMEDIATE FUND

                                                             ANNUAL
NET ASSETS                                                    RATE
----------                                                   ------
First $500 million........................................    0.30%
Over $500 million to and including $1 billion.............    0.25%
Over $1 billion...........................................    0.20%

                            AIM TAX-EXEMPT CASH FUND

                                                             ANNUAL
NET ASSETS                                                    RATE
----------                                                   ------
All Assets................................................    0.35%

                         AIM HIGH INCOME MUNICIPAL FUND

                                                             ANNUAL
NET ASSETS                                                    RATE
----------                                                   ------
First $500 million........................................    0.60%
Over $500 million to and including $1 billion.............    0.55%
Over $1 billion to and including $1.5 billion.............    0.50%
Over $1.5 billion.........................................    0.45%

                             INVESCO MUNICIPAL FUND

                                                             ANNUAL
NET ASSETS                                                    RATE
----------                                                   ------
All Assets................................................   0.375%

                       INVESCO TAX-EXEMPT SECURITIES FUND

                                                             ANNUAL
NET ASSETS                                                    RATE
----------                                                   ------
First $500 million........................................    0.42%
Next $250 million.........................................   0.345%
Next $250 million.........................................   0.295%
Next $250 million.........................................    0.27%
Next $1.5 billion.........................................   0.245%
Over $2.5 billion.........................................    0.22%

              INVESCO VAN KAMPEN CALIFORNIA INSURED TAX FREE FUND

                                                             ANNUAL
NET ASSETS                                                    RATE
----------                                                   ------
First $100 million........................................    0.50%
Next $150 million.........................................    0.45%
Next $250 million.........................................   0.425%
Over $500 million.........................................    0.40%

                  INVESCO VAN KAMPEN HIGH YIELD MUNICIPAL FUND

                                                             ANNUAL
NET ASSETS                                                    RATE
----------                                                   ------
First $300 million........................................    0.60%
Next $300 million.........................................    0.55%
Over $600 million.........................................    0.50%

                INVESCO VAN KAMPEN INSURED TAX FREE INCOME FUND

                                                             ANNUAL
NET ASSETS                                                    RATE
----------                                                   ------
First $500 million........................................   0.525%
Next $500 million.........................................    0.50%
Next $500 million.........................................   0.475%
Over $1.5 billion.........................................    0.45%

           INVESCO VAN KAMPEN INTERMEDIATE TERM MUNICIPAL INCOME FUND
                    INVESCO VAN KAMPEN MUNICIPAL INCOME FUND

                                                             ANNUAL
NET ASSETS                                                    RATE
----------                                                   ------
First $500 million........................................    0.50%
Over $500 million.........................................    0.45%

                INVESCO VAN KAMPEN NEW YORK TAX FREE INCOME FUND

                                                             ANNUAL
NET ASSETS                                                    RATE
----------                                                   ------
First $500 million........................................    0.47%
Over $500 million.........................................   0.445%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                        AIM TAX-EXEMPT FUNDS


Attest: /s/ Melanie Ringold             By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)

                                        INVESCO ADVISERS, INC.


Attest: /s/ Melanie Ringold             By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)